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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 16, 1999
                                                         -----------------

                                REGIS CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)

                                    Minnesota
                                    ---------
                 (State or Other Jurisdiction of Incorporation)


          0-11230                                       41-0749934
          -------                                       ----------
  (Commission File Number)                   (IRS Employer Identification No.)



                              7201 Metro Boulevard
                              Minneapolis, MN 55439
                              ---------------------
              (Address of principal executive offices and zip code)

                                 (612) 947-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 5.    Other Events

           The revenues and net income of Regis Corporation for the month of November 1999 were $90.9 million and $1.0 million, respectively. Excluding nonrecurring merger and transaction costs of $3.1 million, the net income for the month of November 1999 was $3.8 million. These results include the operations of the Supercuts (Holdings) Limited salons located in the United Kingdom which were acquired on November 1, 1999. Such results are not necessarily indicative of the results to be expected for the quarter ending December 31, 1999 or the year ending June 30, 2000.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto and duly authorized.





                                REGIS CORPORATION


Date: December 16, 1999        By /s/ Randy L. Pearce
                                  --------------------
                                  Randy L. Pearce
                                  Executive Vice President,
                                  Chief Financial and Administrative
                                  Officer